EXHIBIT 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Principal Financial Officer of PurpleReal.com, Corp. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Amended Quarterly Report on Form 10-Q of PurpleReal.com, Corp. for the period between inception, January 15, 2014 through June 30, 2014.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Amended 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of PurpleReal.com, Corp. as of June 30, 2014.

This Certification is executed as of November 17, 2014.

By:	/s/ Diane J. Harrison
Diane J. Harrison President (Principal Executive Officer)

By:	/s/ Anna L. Williams
Anna L. Williams Secretary, Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to PurpleReal.com, Corp. and will be retained by PurpleReal.com, Corp. and furnished to the Securities and Exchange Commission or its staff upon request.